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                                                                   EXHIBIT 23(A)





The Board of Directors
Capital Directions, Inc.


We hereby consent to the incorporation by reference and use of our report, dated February 12, 1997, on the consolidated financial statements of Capital Directions, Inc. which appears on page 26 of Capital Directions, Inc. 1996 Annual Report to Shareholders and is incorporated by reference in Capital Directions, Inc. Annual Report on Form 10-K for the year ended December 31, 1996, in this registration statement on Form S-8 for the Capital Directions, Inc. Incentive Stock Option Plan.




                                          /s/ Crowe, Chizek and Company, LLP
                                          ----------------------------------
                                          CROWE, CHIZEK AND COMPANY, LLP


Grand Rapids, Michigan
July 30, 1997